                                                                      Ex. 10.20


GENERAL AGREEMENT # 98005906

SBC OPERATIONS, INC. (BUYER)

&

WORLD WIDE TECHNOLOGY, INC. (SELLER)


INDEX

                                                   PAGE                                                                     PAGE
                                                   ----                                                                     ----
32.      Acceptance-Entire Agreement                2                      63.      Limitation of Liability                   18
33.      Access                                     2                      64.      Material Reliability                      18
34.      Affiliates                                 3                      65.      Modification                              18
35.      Amendments and Waivers                     3                      66.      MBE/WBE-DVBE Participation Plans and
36.      Assignment                                 4                               Reports                                   19
37.      Bar-coding                                 4                      67.      MME/WBE/DVBE CANCELLATION CLAUSE          19
38.      Breach of Agreement                        4                      68.      Non-Exclusive Market Rights               20
39.      Cancellation and Termination               4                      69.      Non-Waiver                                21
40.      Changes and Suspensions                    6                      70.      Notices                                   21
41.      Complaints                                 6                      71.      Order Acknowledgment                      21
42.      Compliance With Laws                       7                      72.      Plant and Work Rules                      22
43.      Conflict of Interest                       7                      73.      Publicity                                 22
44.      Continuing Availability                    7                      74.      Purchase Orders                           22
45.      Cure                                       8                      75.      Quality Assurance                         23
46.      Disaster Availability                      8                      76.      Records and Audits                        25
47.      Electronic Data Interchange (EDI)          8                      77.      Registration                              26
48.      Entire Agreement                           9                      78.      Releases Void                             26
49.      Force Majeure                              9                      79.      Severability                              26
50.      Governing Law                             10                      80.      Software Risk of Loss                     26
51.      Government Contract Provisions            10                      81.      Survival of Obligations                   26
52.      Hazardous Materials and Regulated                                 82.      Taxes                                     27
         Substances                                10                      83.      Technical Support                         28
53.      Independent Contractor                    12                      84.      Termination                               28
54.      Information                               13                      85.      Terms of Agreement                        28
55.      Infringement                              14                      [* Confidential treatment requested]
56.      Insignia                                  15                      87.      Title and Risk of Loss                    28
57.      Installation/Cutover Assistance           16                      88.      Universal Design                          29
58.      Insurance                                 16                      [* Confidential treatment requested]
59.      Liability                                 17                      90.      Work Done By Others                       30
60.      Licenses                                  17                      91.      Year 2000 Warranty                        30
61.      License Fee                               18
62.      License Term                              18

Exhibit A         Executive Orders and Associated Regulations
Exhibit A1        Seller's M/WBE-DVBE Plan
Exhibits B        Buyer's Purchase Order
Exhibit B1        Results Reports
Exhibits C        OEM Insurance
Exhibit D         QPS Document if Applicable


*Certain material has been omitted from this exhibit pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

                    [SOUTHWESTERN BELL TELEPHONE LETTERHEAD]

                                                             AGREEMENT #98005906

                              TERMS AND CONDITIONS



                                GENERAL AGREEMENT

SBC OPERATIONS, INC. (BUYER)
175 E. Houston
San Antonio, Texas 78205

And

WORLD WIDE TECHNOLOGY, INC.  (WWT-SELLER)
127 Weldon Parkway
St. Louis, Missouri 63043-3101



PREAMBLE

This Agreement effective upon the date of execution by the last party, is between SBC Operations, Inc. (BUYER) a Delaware corporation, for itself and its affiliated companies (hereinafter Buyer) and World Wide Technology, Inc. (Seller), a Missouri corporation. This Agreement outlines the general terms and conditions for the provision of Material/ Services by Seller to Buyer. Specific contracts for the purchase of Material/Services will be as negotiated between Buyer and Seller. Such subordinate contracts to this General Agreement (98005906) shall incorporate all the terms and conditions of this General Agreement unless specifically addressed otherwise in such subordinate contracts. Buyer and Seller agree that the term "Buyer" includes any of Buyer's affiliates, and the term "Seller" shall mean either World Wide Technology, Inc. or its Original Equipment Manufacturer (OEM) supplier, as applicable.



                             PROPRIETARY INFORMATION

    THE INFORMATION CONTAINED HEREIN IS NOT FOR USE OR DISCLOSURE OUTSIDE SOUTHWESTERN BELL TELEPHONE COMPANY, PACIFIC BELL OR THEIR AFFILIATED AND SUBSIDIARY COMPANIES EXCEPT UNDER WRITTEN AGREEMENT BY THE CONTRACTING
                                    COMPANY.

                    [SOUTHWESTERN BELL TELEPHONE LETTERHEAD]

                                                             AGREEMENT #98005906

                              TERMS AND CONDITIONS



                           ACCEPTANCE--ENTIRE AGREEMENT

Acceptance of this offer to purchase by acknowledgment, shipment or other performance will be unqualified, unconditional and subject and expressly limited to the terms and conditions of this Agreement. All previous offers by Seller are hereby rejected and Buyer will not be bound by terms additional to or different from those contained herein that may appear in Seller's quotation, acknowledgment, invoice or in any other communication from Seller, unless such terms are expressly agreed to in a written instrument signed by Buyer. Acceptance of MATERIAL or services, payment or any inaction by Buyer will not constitute Buyer's consent to or acceptance of any such additional or different terms, nor will estimates furnished by Buyer constitute commitments.

Upon acceptance, the terms contained in this Agreement will constitute the entire agreement between Seller and Buyer with regard to the subject matter hereof and supersede all prior oral and written communications, agreements and understandings of the parties, if any, with respect thereto. THIS AGREEMENT MAY NOT BE MODIFIED EXCEPT BY A WRITTEN INSTRUMENT SIGNED ON BEHALF OF BOTH PARTIES BY THE REPRESENTATIVES WHO SIGN THIS AGREEMENT OR THEIR SUCCESSORS IN TITLE AND AUTHORITY. If either representative is no longer employed by Buyer/Seller or has been demoted, or if the approval level no longer exists, a manager at a level equal to or exceeding the original level must execute revisions to this Agreement.

This Agreement may be executed in one (1) or more counterparts, all of which will constitute one and the same instrument.

                                     ACCESS

Buyer's Premises:

1. Seller shall when appropriate have reasonable access to Buyer's premises during normal business hours and at such other times as may be agreed upon by the parties in order to enable Seller to perform its obligations under this Agreement. Seller shall coordinate such access with Buyer's designated representative prior to visiting such premises. Seller assures Buyer that only persons employed by Seller or subcontractor by Seller will be allowed to enter Buyer's premises. If Buyer requests Seller or its Subcontractor to discontinue furnishing any person provided by Seller or its Subcontractor from performing work on Buyer's premises, Seller shall immediately comply with such request. Such person shall leave Buyer's premises promptly and Seller shall not furnish such person again to perform work on Buyer's premises without Buyer's written consent.

2. Buyer may require Seller or its subcontractor employees to exhibit identification credentials, which Buyer may issue in order to gain access to Buyer's premises for the

                             PROPRIETARY INFORMATION

    THE INFORMATION CONTAINED HEREIN IS NOT FOR USE OR DISCLOSURE OUTSIDE SOUTHWESTERN BELL TELEPHONE COMPANY, PACIFIC BELL OR THEIR AFFILIATED AND SUBSIDIARY COMPANIES EXCEPT UNDER WRITTEN AGREEMENT BY THE CONTRACTING
                                    COMPANY.

                    [SOUTHWESTERN BELL TELEPHONE LETTERHEAD]

                                                             AGREEMENT #98005906

                              TERMS AND CONDITIONS

     performance of Services hereunder. If, for any reason, any Seller's or Seller's subcontractor employees are no longer performing such Services, Seller shall immediately inform Buyer. Notification shall be followed by the prompt delivery to Buyer of the identification credentials, if issued by Buyer, or a written statement of the reasons why said identification credentials cannot be returned.

3. Seller shall ensure that its personnel and subcontractor perform work which conforms to Buyer's practices and handbooks to protect Material, buildings or structures and to Perform Services with care and due regard for the safety, convenience and protection of Buyer, its employees and property, and members of the public.

4. In the event of theft or loss of property attributable to Seller, Seller shall replace the property and/or reimburse Buyer for replacement value of the item.

5. Seller shall be responsible for ensuring that all persons furnished by Seller work harmoniously with all others when on Buyer's premises.

                                   AFFILIATES

Seller agrees that an Affiliate may place Orders with Seller which incorporate the terms and conditions of this Agreement, and that the term "Buyer" shall be deemed to refer to an Affiliate when an Affiliate places an Order with Seller incorporating the terms and conditions of this Agreement. An Affiliate will be responsible for its own obligations, including but not limited to, all charges incurred in connection with such Order. The parties agree that nothing in this Agreement will be construed as requiring Buyer to indemnify Seller, or to otherwise be responsible, for any acts or omissions of an Affiliate, nor shall anything in this Agreement be construed as requiring an Affiliate to indemnify Seller, or to otherwise be responsible, for the acts or omissions of Buyer.

The parties agree that the term "Affiliate" includes (1) a company, whether incorporated or not, which owns, directly or indirectly, a majority interest in either party (a "parent company"), and (2) a company, whether incorporated or not, in which a 5% or greater interest is owned, either directly or indirectly, by: (i) a party to this Agreement, or (ii) a parent of a party to this Agreement."

                             AMENDMENTS AND WAIVERS

This Agreement may be amended or modified only by a written document signed by the authorized representative of the party against whom enforcement is sought. No course of dealing or failure of either party to strictly enforce any term, right or condition of this Agreement shall be construed as a general waiver or relinquishment of such term, right or condition. Waiver by either party of any default shall not be deemed a waiver of any other default.


                             PROPRIETARY INFORMATION
    THE INFORMATION CONTAINED HEREIN IS NOT FOR USE OR DISCLOSURE OUTSIDE SOUTHWESTERN BELL TELEPHONE COMPANY, PACIFIC BELL OR THEIR AFFILIATED AND SUBSIDIARY COMPANIES EXCEPT UNDER WRITTEN AGREEMENT BY THE CONTRACTING
                                    COMPANY.

                    [SOUTHWESTERN BELL TELEPHONE LETTERHEAD]

                                                             AGREEMENT #98005906

                              TERMS AND CONDITIONS

                                   ASSIGNMENT

Neither party hereto may assign, subcontract or otherwise transfer it's rights or obligations under this Agreement except with the prior written consent of the other party hereto, which consent will not be unreasonably withheld; provided, however, Buyer will have the right to assign this Agreement to any present or future AFFILIATE, SUBSIDIARY OR PARENT CORPORATION of the Buyer, without securing the consent of Seller and may grant to any such assignee the same rights and privileges Buyer enjoys hereunder. Any attempted assignment not assented to in the manner prescribed herein, except an assignment confined solely to money due or to become due, will be void. It is expressly agreed that any assignment of money will be void if (a) Seller fails to give Buyer at least thirty (30) days prior written notice thereof, or (b) such assignment imposes or attempts to impose upon Buyer additional costs or obligations in addition to the payment of such money or (c) denies, alters or attempts to alter any of Buyer's rights.

                                   BAR-CODING

Seller and/or its OEM supplier is committed to work with Buyer to incorporate barcoding of equipment and shipping containers and packages, as a standard requirement for doing business with Buyer. Seller and/or its OEM supplier shall adhere to the guidelines and specifications set forth by the Telecommunications Industry Forum (TCIF), tailored by Buyer, as industry standards are established through the TCIF for the expanded application of bar-coding.

                               BREACH OF AGREEMENT

In the event Seller is in breach or default of any term, condition or covenant of this Agreement, and said breach or default continues for a period of ten (10) days after the giving of written notice thereof, then, in addition to all other rights and remedies available at law or in equity, Buyer will have the right to cancel this Agreement.

                          CANCELLATION AND TERMINATION

1.   Cancellation for Default:

     a. If Seller is in material default of any of its obligations under this Agreement or applicable Orders and such default continues for ten (10) days after written notice thereof is given by Buyer, then in addition to all other rights and remedies, at law or in equity, Buyer may cancel this Agreement and/or any Orders which may be affected by such default without any obligation or liability on the part of Buyer whatsoever.

     b. Notwithstanding this paragraph "1", additional provisions for Cancellation of Orders hereunder are set forth in this Agreement.

                             PROPRIETARY INFORMATION
    THE INFORMATION CONTAINED HEREIN IS NOT FOR USE OR DISCLOSURE OUTSIDE SOUTHWESTERN BELL TELEPHONE COMPANY, PACIFIC BELL OR THEIR AFFILIATED AND SUBSIDIARY COMPANIES EXCEPT UNDER WRITTEN AGREEMENT BY THE CONTRACTING
                                    COMPANY.

                    [SOUTHWESTERN BELL TELEPHONE LETTERHEAD]

                                                             AGREEMENT #98005906

                              TERMS AND CONDITIONS

     c. Buyer shall have the right to retain or return any Material already received and accepted; provided, however, if Buyer elects to return any Material, Seller shall reimburse Buyer the cost of shipping any returned Material and amounts, if any, previously paid by Buyer for such Material. Seller shall bear all expenses for removal and return of such Materials.

2.   Cancellation and Termination of Orders:

     a.   Cancellation:

          If Buyer cancels any Order or rejects any Materials pursuant to any provision of this Agreement or applicable Laws and Regulations, Seller shall, at Buyer's request, but at its expense, promptly remove the affected Materials from Buyer's site, restore Buyer's site to its original condition, refund to Buyer any amounts previously paid by Buyer for such Materials and reimburse Buyer for any costs Buyer occurred to remove and return such Materials. Upon removal and restoration of the Material and Buyer's receipt of any such reimbursement and refund, title to any such Materials which had previously passed to Buyer shall revert to Seller.

     b.   Termination:

          Materials/Services: Buyer may at any time terminate any Order in whole or in part upon written notice to Seller. In such event, Seller shall be entitled to reasonable Termination charges consisting of its actual and direct costs incurred to provide the Materials and Services ordered by Buyer but no more than a percentage of the work performed or Materials delivered prior to Termination, minus salvage or resale value of the work terminated. If requested, Seller agrees to substantiate such costs with proof satisfactory to Buyer. In no event shall the Termination charges on any Order hereunder exceed the Order price. No Termination charges shall apply to Materials not specially manufactured for Buyer pursuant to any Order which is terminated at least thirty (30) days prior to the required delivery date. Buyer shall not be responsible for any work performed nor for any costs incurred by Seller, Seller's Sellers, or Seller's subcontractors after Seller has received the notice of Termination. After the receipt of Buyer's payment for any such terminated Services, Seller shall deliver the physical embodiments, if any, of such Services which have been completed up to the date of Buyer's Termination. The foregoing Termination charges state the entire liability of Buyer for Termination for convenience by Buyer of any Order hereunder.

3.   Partial Cancellation and Termination:

                             PROPRIETARY INFORMATION
    THE INFORMATION CONTAINED HEREIN IS NOT FOR USE OR DISCLOSURE OUTSIDE SOUTHWESTERN BELL TELEPHONE COMPANY, PACIFIC BELL OR THEIR AFFILIATED AND SUBSIDIARY COMPANIES EXCEPT UNDER WRITTEN AGREEMENT BY THE CONTRACTING
                                    COMPANY.

                    [SOUTHWESTERN BELL TELEPHONE LETTERHEAD]

                                                             AGREEMENT #98005906

                              TERMS AND CONDITIONS

     Where a provision of this Agreement or the applicable Laws and Regulations permit Buyer to Terminate or Cancel an Order, such termination or cancellation may, at Buyer's option, be either complete or partial. In the case of a partial Termination or Cancellation Buyer may, at its option, accept a portion of the Materials or Services covered by an Order and pay Seller for such Materials or Services at the unit prices set forth in such Order. The right to cancel an Order shall also include the right to cancel any other related Order.

                             CHANGES AND SUSPENSIONS

a) Buyer may give notice to Seller at any time before complete delivery is made under any Order, or make changes within the general scope of such Order, including changes to quantities, drawings, designs or specifications. In addition, Buyer may, by notice to Seller, suspend, in whole or in part, the delivery of Materials and the performance of Services. If Buyer directs any such

b) change or suspension, the parties shall agree upon any necessary adjustments in prices or dates and Buyer shall issue a revised Order reflecting such adjustments.

c) Seller and/or its OEM supplier may not, without Buyer's prior written consent, make any changes whatsoever with respect to the Materials or Services specified in any Order.

                                   COMPLAINTS

Buyer reserves the right to notify Seller in cases where Buyer has identified current or potential problems or service area concerning the operation, maintenance, engineering, installation or design of Material furnished hereunder. Whenever Buyer exercises such right, Seller and/or its OEM supplier agrees to:

(a) Accept such notice (hereinafter referred to as an "Engineering Complaint") and handle it in accordance with Bell Communications Research, Inc. ("Bellcore") Generic Requirements GR-230-CORE entitled "Generic Requirements for Engineering Complaints".

(b) Acknowledge receipt of such Engineering Complaint and advise Buyer of Seller's proposed organization responsible for resolving it within ten (10) working days of Seller's receipt thereof.

(c) Resolve such Engineering Complaints within ninety (90) days calendar days of the date of Buyer's notice, unless the parties mutually agree upon a later date. If unable to resolve an Engineering Complaint within said ninety (90)-day period, Seller will issue an "interim report" as defined in GR-230-CORE. Any revisions, amendments, and or successors to GR-230-CORE will become effective and thereafter applicable under this



                             PROPRIETARY INFORMATION

    THE INFORMATION CONTAINED HEREIN IS NOT FOR USE OR DISCLOSURE OUTSIDE SOUTHWESTERN BELL TELEPHONE COMPANY, PACIFIC BELL OR THEIR AFFILIATED AND SUBSIDIARY COMPANIES EXCEPT UNDER WRITTEN AGREEMENT BY THE CONTRACTING
                                    COMPANY.

                    [SOUTHWESTERN BELL TELEPHONE LETTERHEAD]

                                                             AGREEMENT #98005906

                              TERMS AND CONDITIONS

     Agreement thirty (30) days after such revision is released by Buyer to Seller. Buyer and Seller will attempt to negotiate a resolution to any objections of said revisions by Seller.

(d) Furnish to Buyer a monthly report of the status of open Engineering Complaints, in a mutually agreed upon medium, together with a proposed schedule for their resolution.

(e)  Notify Buyer in writing when an Engineering Complaint has been resolved.

                              COMPLIANCE WITH LAWS

Seller and/or its OEM supplier shall comply with the provisions of the Fair Labor Standards Act, the Occupational Safety and Health Act and all other applicable federal, state, county and local laws, ordinances, regulations and codes, including, but not limited to, the procurement of permits, certificates, approvals, inspections and licenses when needed, in the performance of this Agreement. Seller and/or its OEM supplier further agrees, during the term hereof, to comply with all applicable Executive and Federal regulations as set forth in "Executive Orders and Associated Regulations", a copy of which is attached hereto as Exhibit A, and by this reference made a part hereof. Seller and/or its OEM supplier shall defend, indemnify and hold Buyer harmless from and against any loss, damage, liability or expenses (including attorneys' fees and court costs) that may be sustained by reason of Seller's failure to comply herewith.

                              CONFLICT OF INTEREST

Seller represents and warrants that no officer, director, employee or agent of Buyer has been or will be employed, retained or paid a fee, or otherwise has received or will receive any personal compensation or consideration, by or from Seller or any of Seller's officers, directors, employees or agents in connection with the obtaining, arranging or negotiation of this Agreement or other documents or agreements entered into or executed in connection herewith.

                             CONTINUING AVAILABILITY

a) Seller and/or its OEM supplier agrees to offer to sell to Buyer for a period of ten (10) years after the Termination, Cancellation or expiration date of this Agreement, functionally equivalent additions/modifications, maintenance, replacement, and technical support services.

b) If Seller fails or is unable to supply such parts or obtain another source of supply for Buyer, then such inability shall be considered noncompliance with this Section and, in addition to whatever other rights and remedies Buyer may have at law or in equity, Seller shall be obligated to provide Buyer, without obligation or charge, the "technical information" or any other rights required so that Buyer can have manufactured or can obtain such parts from other sources.

                             PROPRIETARY INFORMATION
    THE INFORMATION CONTAINED HEREIN IS NOT FOR USE OR DISCLOSURE OUTSIDE SOUTHWESTERN BELL TELEPHONE COMPANY, PACIFIC BELL OR THEIR AFFILIATED AND SUBSIDIARY COMPANIES EXCEPT UNDER WRITTEN AGREEMENT BY THE CONTRACTING
                                    COMPANY.

                    [SOUTHWESTERN BELL TELEPHONE LETTERHEAD]

                                                             AGREEMENT #98005906

                              TERMS AND CONDITIONS

c) The "technical information" includes, by example and not by way of limitation:

     1) manufacturing drawings and Specifications of raw materials and components comprising such parts;

     2) manufacturing drawings and Specifications covering special tooling and the operation thereof,

     3) a detailed list of all commercially available parts and components purchased by Seller, disclosing the part number, name and location of the supplier and price lists for the purchase thereof.

d) Seller shall provide support for System Software or System Software Features provided under this Agreement. In the event Seller refuses to provide support then Seller shall grant to Buyer a non-exclusive license, without charge, to use such System Software programs, System Software documentation and/or System Software tools and other technical information as may be required for the purpose of so maintaining the System Software and to provide for network compatibility.

e)   Seller shall provide Buyer advance written notification no later than two
     (2) years prior to the discontinuance of the manufacture or the provision of any Material hereunder.

                                      CURE

Buyer will not be deemed to be in default under any of the terms of this Agreement, and Seller may not seek or attempt to enforce any remedy for any claimed default, unless Buyer fails to cure or correct same within ten (10) days following receipt of written notice thereof from Seller.

                              DISASTER AVAILABILITY

If any Material are rendered inoperative as a result of a Force Majeure emergency, Seller shall make all reasonable efforts to supply or help locate backup or replacement Material for Buyer's use. To the extent reasonable, Seller agrees to waive any delivery lead time requirements and to the extent permitted by law make replacement Material available from the facility currently producing such Material or from inventory. The price for any replacement Material will be at the current price and cost of expedited shipment. Buyer shall retain the right to accept or reject any offer by Seller to supply any replacement Material.

                        ELECTRONIC DATA INTERCHANGE (EDI)

Each party hereto may electronically transmit to or receive Orders, acknowledgments, invoicing documents or other documents mutually agreed to by Buyer and Seller, pursuant an EDI Agreement. The parties agree that Data mechanically stored by either party in the course of

                             PROPRIETARY INFORMATION
    THE INFORMATION CONTAINED HEREIN IS NOT FOR USE OR DISCLOSURE OUTSIDE SOUTHWESTERN BELL TELEPHONE COMPANY, PACIFIC BELL OR THEIR AFFILIATED AND SUBSIDIARY COMPANIES EXCEPT UNDER WRITTEN AGREEMENT BY THE CONTRACTING
                                    COMPANY.

                    [SOUTHWESTERN BELL TELEPHONE LETTERHEAD]

                                                             AGREEMENT #98005906

                              TERMS AND CONDITIONS

business shall constitute acceptable documentation of the contents of the Data electronically transmitted by originating party.

                                ENTIRE AGREEMENT

1. Acceptance of this Agreement with respect to the subject matter to purchase by acknowledgment, shipment or other performance will be unqualified, unconditional and subject and expressly limited to the terms and conditions of this Agreement. All previous offers by Seller are hereby rejected and Buyer will not be bound by terms additional to or different from those contained herein that may appear in Seller's quotation, acknowledgment, invoice or in any other communication from Seller, unless such terms are expressly agreed to in a written instrument signed by Buyer. Acceptance of MATERIAL or Services, payment or any inaction by Buyer will not constitute Buyer's consent to or acceptance of any such additional or different terms, not will estimates furnished by Buyer constitute commitments. The provisions of this Agreement supersede all prior oral and written quotations, communications, agreements and understandings of the parties, if any, with respect to the subject matter hereof.

2. The terms contained in this Agreement, and any Orders, including all exhibits and subordinate documents attached to or referenced in the Agreement or any Orders, will constitute the entire agreement between Seller and Buyer with regard to the subject matter hereof and supersede all prior oral and written communications, agreements and understandings of the parties, if any, with respect hereto. This Agreement may not be modified except by a written instrument signed on behalf of both parties by the representatives who sign this Agreement or their successors in title and authority.

If either representative is no longer employed by Buyer/Seller or has been demoted, or if the approval level no longer exists, a manager at a level equal to or exceeding the original level must execute revisions to this Agreement.

                                  FORCE MAJEURE

Neither party hereto will be held responsible for any delay or failure in performance of any part of this Agreement to the extent that such delay or failure is caused by fire, flood, explosion, war, strike, embargo, government requirement, civil or military authorities, Act of God or by the public enemy, acts or omissions of carriers, or any other cause beyond the control of Seller or Buyer. If any force majeure condition occurs, the party delayed or unable to perform will give immediate notice thereof to the other party and the party affected by the other's inability to perform may elect to:

     (a) Terminate this Agreement or any Order or part of either as to MATERIAL not already shipped or services not already performed.

                             PROPRIETARY INFORMATION
    THE INFORMATION CONTAINED HEREIN IS NOT FOR USE OR DISCLOSURE OUTSIDE SOUTHWESTERN BELL TELEPHONE COMPANY, PACIFIC BELL OR THEIR AFFILIATED AND SUBSIDIARY COMPANIES EXCEPT UNDER WRITTEN AGREEMENT BY THE CONTRACTING
                                    COMPANY.

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                    [SOUTHWESTERN BELL TELEPHONE LETTERHEAD]

                                                             AGREEMENT #98005906

                              TERMS AND CONDITIONS

     (b) Suspend this Agreement for the duration of the force majeure condition, buy or sell elsewhere MATERIAL to be bought or sold hereunder, and deduct from any commitment the quantity bought or sold or for which such commitments have been made elsewhere.

     (c) Resume performance hereunder once the force majeure condition ceases with an option in the affected party to extend the term of this Agreement up to the length of time the force majeure condition endured.

Unless written notice to the contrary is given within thirty (30) days after such affected party is notified of the force majeure condition, option (b) above will be deemed selected.

                                  GOVERNING LAW

     a. IF A DISPUTE INVOLVES SOLELY PACIFIC BELL OR AFFILIATES WITH THEIR PRINCIPAL PLACE OF BUSINESS IN CALIFORNIA, THE DISPUTE SHALL BE GOVERNED BY THE LAWS OF CALIFORNIA EXCLUSIVE OF ITS CHOICE OF LAWS PROVISIONS. IN ALL OTHER CASES, THE LAWS OF THE STATE OF MISSOURI SHALL APPLY EXCLUSIVE OF ITS CHOICE OF LAWS PROVISIONS.

     b. THIS AGREEMENT SHALL BE CONSIDERED COMPLETED, ENTERED INTO, AND EXECUTED IN CALIFORNIA ON BEHALF OF PACIFIC, IN MISSOURI, ON BEHALF OF SWBT, AND WITH RESPECT TO AN AFFILIATE OTHER THAN PACIFIC OR SWBT, IN THE STATE IN WHICH THE AFFILIATE HAS ITS PRINCIPAL PLACE OF BUSINESS, WITHOUT REGARD TO ITS RULES REGARDING CONFLICTS OF LAW.

                         GOVERNMENT CONTRACT PROVISIONS

Orders containing a notation that the material is intended for use under government Agreements shall be subject to the then current government provisions referenced in or attached to such Orders.

                  HAZARDOUS MATERIALS AND REGULATED SUBSTANCES

A "Regulated Substance" as referenced in this clause is a generic term used to describe all materials that are regulated by the federal or any state or local government during transportation, handling and/or disposal.

This includes, but is not limited to, materials that are regulated as (a) "hazardous materials" under the Hazardous Materials Act and the Control of Radioactive Contamination of the Environment Law, Title 8 of the California Administrative Code, Section 5194, pursuant to the

                             PROPRIETARY INFORMATION
    THE INFORMATION CONTAINED HEREIN IS NOT FOR USE OR DISCLOSURE OUTSIDE SOUTHWESTERN BELL TELEPHONE COMPANY, PACIFIC BELL OR THEIR AFFILIATED AND SUBSIDIARY COMPANIES EXCEPT UNDER WRITTEN AGREEMENT BY THE CONTRACTING
                                    COMPANY.

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                              TERMS AND CONDITIONS

Hazardous Substances Information and Training Act, (b) "chemical hazards" under Occupational Safety and Health Administration (OSHA) standards, (c) "chemical substances or mixtures" under the Toxic Substances Control Act, (d) "pesticides" under the Federal Insecticide, Fungicide and Rodenticide Act, and (e) "hazardous wastes" as defined or listed under the Resource Conservation and Recovery Act and the Hazardous Waste Control Law.

     a. Seller and/or its OEM supplier shall comply with all applicable federal, state and local laws, ordinances, codes, regulations and orders, including any notice requirements (individually and collectively "Laws and Regulations"), regarding any Material and Service ordered hereunder which involves the handling or use of Materials or materials which consist of or contain "hazardous materials" or "chemical hazards" or "chemical substances or mixtures" or "pesticides" or "hazardous wastes". Seller shall notify Buyer and provide to Buyer all necessary notification and other information (including but not limited to OSHA Material Safety Data Sheets) at least thirty (30) days before shipping such Regulated Substances to Buyer or commencing the performance of Services for Buyer involving the handling or use of Regulated Substances.

     b. Notwithstanding any other provisions of this Agreement, Buyer shall have the right, but not the duty, to terminate without liability any Order for Materials or Services which involves the handling or use of Regulated Substances within thirty (30) days after such notification from Seller. Otherwise, Buyer and Seller shall cooperate concerning the acceptance by Buyer of such Regulated Substances. Seller shall mark all Materials and/or materials provided hereunder as Regulated Substances which are required by all applicable Laws and Regulations to be so marked, and shall provide assistance to Buyer of an advisory nature in the handling or use of Regulated Substances provided hereunder and the disposal of "hazardous wastes", as defined by applicable Laws and Regulations ("Hazardous Wastes"), resulting therefrom.

     c. Regulated Substances and/or Hazardous Wastes provided or removed hereunder shall be transported by Seller in accordance with the requirements of the applicable Laws and Regulations, including, but not limited to, those of the Department of Transportation and California Highway Patrol, governing transportation of such Regulated Substances and/or Hazardous Wastes.

     d. Seller and/or its OEM supplier shall provide Buyer with the same information pertaining to Materials and Services which involve the handling or use of Regulated Substances or Hazardous Wastes as Seller provides to Seller's employees or agents involved in the disposition or treatment of such Regulated Substances or Hazardous Wastes.

                             PROPRIETARY INFORMATION
    THE INFORMATION CONTAINED HEREIN IS NOT FOR USE OR DISCLOSURE OUTSIDE SOUTHWESTERN BELL TELEPHONE COMPANY, PACIFIC BELL OR THEIR AFFILIATED AND SUBSIDIARY COMPANIES EXCEPT UNDER WRITTEN AGREEMENT BY THE CONTRACTING
                                    COMPANY.

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                              TERMS AND CONDITIONS

     e. Seller and/or its OEM supplier further agrees to defend indemnify and hold Buyer harmless from and against any damage, or expense (including attorneys' fees and court costs) sustained by Buyer because of Seller's noncompliance herewith.

                             INDEPENDENT CONTRACTOR

Seller hereby represents and warrants to Buyer that:

     a. Seller is engaged in an independent business and will perform all obligations under this Agreement as an independent contractor and not as the agent or employee of Buyer;

     b. Seller's personnel performing Services shall be considered solely the employee personnel of Seller and not employees or agents of Buyer,

     c. Seller has and retains the right to exercise full control of and supervision over the performance of the Services and full control over the employment, direction, assignment, compensation, and discharge of all personnel performing the Services;

     d. Seller is solely responsible for all matters relating to the payment of compensation, including payment of premium pay for overtime, of all Seller's personnel who perform Services. Seller will pay all employee compensation and related taxes and benefits from its own accounts, without regard to any dispute concerning Buyer's liability for payment to Seller under any invoice related to any Service performed by Seller;

     e. Seller is solely responsible for all matters relating to compliance with all employer obligations to withhold employee taxes, pay employee and employer taxes, and file payroll tax returns and information returns under local, state, and federal income tax laws, unemployment compensation insurance and state disability insurance tax laws, and social security and Medicare tax laws, and all other payroll tax laws or similar laws (all collectively hereinafter referred to as "payroll tax obligations") with respect to all Seller personnel providing Services.

     f. If any federal, state, or local authority including but not limited to taxing authority may claim that Buyer or any subsidiary of Buyer is or may be liable an account of any payroll, payroll tax, or benefit plan obligations, including the payment of interest or penalties, with respect to any such Seller personnel, then Seller shall:

          (1) cooperate fully in Buyer's defense of such claim; and (2) discloses its income tax returns, payroll tax returns, information returns and transmittals, and associated payment deposits records, canceled checks and instruments, and other such documents reasonably necessary to enable Buyer to perfect its defense of such claims; and

                             PROPRIETARY INFORMATION
    THE INFORMATION CONTAINED HEREIN IS NOT FOR USE OR DISCLOSURE OUTSIDE SOUTHWESTERN BELL TELEPHONE COMPANY, PACIFIC BELL OR THEIR AFFILIATED AND SUBSIDIARY COMPANIES EXCEPT UNDER WRITTEN AGREEMENT BY THE CONTRACTING
                                    COMPANY.

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                              TERMS AND CONDITIONS

          (2) Executes and deliver such powers of attorney or other consents as may be necessary to enable Buyer to obtain copies of such returns and other documents from the taxing and other authorities that are appropriate or helpful in order to prove compliance with tax and other legal requirements.

          (3) indemnifies and holds Buyer harmless from any cost, loss damage or expense, including taxes as well as any interest or penalties;

     g. Seller is and will respond as the employer of all Seller personnel, exclusive of Buyer, for purposes of any federal, state, or local taxes, benefits and unemployment insurance law. Seller will indemnify and hold Buyer harmless from any claim that Buyer's reserve account should be taxed to provide unemployment compensation to any Seller personnel or former Seller personnel based upon Services provided to Buyer under this Agreement;

     h. If any Seller personnel makes a claim for employee benefits under any Buyer employee benefit plan or for workers' compensation against Buyer, then Seller will indemnify and hold harmless Buyer from any such claim, including any and all costs an expenses, including interest and penalties;

     i. Seller's employee benefit, plans and self-employed benefit plans will credit Seller's personnel with all for time worked on Buyer assignments and all compensation earned on Buyer assignments for plan participation purposes, vesting purposes, and benefit accrual purposes, on the same basis as they credit time worked on other assignments; and

     j. Seller will be responsible to its own acts and those of Seller's personnel during the performance of Seller's obligations under this Agreement.

                                   INFORMATION

INFORMATION - BUYER'S

Any specifications, drawings, sketches, models, samples, tools, computer or other apparatus programs, technical or business information or data, field trials results and/or reports, written, oral or otherwise (all hereinafter designated in this clause as "information") furnished to Seller under this Agreement or in contemplation of this Agreement, shall remain Buyer's property. All copies of such information, in written, graphic or other tangible form, shall be returned to Buyer at Buyer's request. Unless such information was previously know to Seller free of any obligation to keep it confidential, or has been or is subsequently made public by Buyer or a third party, it shall be kept confidential by Seller, shall be used only in performing under this Agreement, and may not be used for other purposes except such terms as may be agreed upon between Seller and Buyer in writing.


                             PROPRIETARY INFORMATION
    THE INFORMATION CONTAINED HEREIN IS NOT FOR USE OR DISCLOSURE OUTSIDE SOUTHWESTERN BELL TELEPHONE COMPANY, PACIFIC BELL OR THEIR AFFILIATED AND SUBSIDIARY COMPANIES EXCEPT UNDER WRITTEN AGREEMENT BY THE CONTRACTING
                                    COMPANY.

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                              TERMS AND CONDITIONS

INFORMATION - SELLER'S

Any specifications, drawings, sketches, models, samples, tools, computer or other apparatus programs, technical or business information or data, field trials results and/or reports, written, oral or otherwise (all hereinafter designated in this clause as "information") furnished to Buyer under this Agreement or in contemplation of this Agreement, shall remain Seller's property. No information furnished by Seller to Buyer hereunder or in contemplation hereof shall be considered to be confidential or proprietary unless it is conspicuously marked as such.

If Seller provides Buyer with any proprietary or confidential information which is conspicuously marked as such, Buyer shall use the same degree of care to prevent its disclosure to others as Buyer uses with respect to its own proprietary or confidential information. Notwithstanding the preceding sentences, no installation, operations, repair or maintenance information of Seller which pertains to the Material and Services which are the subject of this Agreement shall be considered to be proprietary or confidential, and Buyer may disclose such information to others for the purpose of installing, operating, repairing, and maintaining the Material for which it was initially furnished.

                                  INFRINGEMENT

1. Seller and/or its OEM supplier agrees to indemnify and hold Buyer harmless from and against any loss, liability, damage or expense (including increased damages for willful infringement, punitive damages, attorneys' fees and court costs) that may result by reason of any infringement, or claim of infringement, of any trade secret, patent, trademark, copyright or other proprietary interest of any third party based on the normal use or installation of any Material, Software, Documentation, program or Services furnished to Buyer hereunder, except to the extent that such claim arises from Seller's compliance with Buyer's detailed instructions. Such exception will not, however, include:

     (a) Merchandise available on the open market or the same as such merchandise.

     (b)  Items of Seller's origin, design or selection.

2. Seller warrants that it has made reasonable independent investigation (including obtaining legal opinions) to determine the legality of its right to product and sell the Material/Equipment/Services provided herein.

3. If an injunction or order is obtained against Buyer's use of any Material, Software, Documentation, program or Service, or if in Seller's opinion any Material, Software, Documentation, program or Service is likely to become the subject of a claim of infringement, Seller will, at its expense:

                             PROPRIETARY INFORMATION
    THE INFORMATION CONTAINED HEREIN IS NOT FOR USE OR DISCLOSURE OUTSIDE SOUTHWESTERN BELL TELEPHONE COMPANY, PACIFIC BELL OR THEIR AFFILIATED AND SUBSIDIARY COMPANIES EXCEPT UNDER WRITTEN AGREEMENT BY THE CONTRACTING
                                    COMPANY.

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                              TERMS AND CONDITIONS

     (a) Procure for Buyer the right to continue using the Material, Software, Documentation, Program or Service; or

     (b) After consultation with Buyer, replace or modify the Material, Software, Documentation, program or Service to make it a substantially similar, functionally equivalent, non-infringing Material, Software, Documentation, program or Service.

3. If the Material, Software, Documentation, program or Service is purchased or licensed and neither (1) or (2) above is possible, Buyer may cancel the applicable Order and require Seller to remove such Material, Software, Documentation, program or Service from buyer's location and refund any charges paid therefor by Buyer.

4. In no event will Buyer be liable to Seller for any charges after the date that Buyer no longer uses and Material, Software, Documentation, program or Service because of actual or claimed infringement.

6. Each party hereto agrees to defend or settle, at its own expense, any action or suit against the other party hereto for which it is responsible under this clause. Each party further agrees to notify the other party promptly of any claim of infringement for which the other party is responsible hereunder and cooperate in every reasonable way to facilitate the defense thereof.

7. In the event the Seller, after notification of any claim for which Seller is responsible, does not assume the defense of such action, Seller will reimburse buyer for all of its costs incurred in the defense of the claim, including, but not limited to attorneys' fees and interest on such Buyer's payment of said amounts from he date of Buyer's payments of said amounts.

                                    INSIGNIA

Upon Buyer's written request, Seller will affix certain of Buyer's trademarks, trade names, insignia, symbols, decorative designs or evidences of Buyer's inspection (hereafter collectively called "Insignia") to the MATERIAL furnished hereunder. Such Insignia will not be affixed, used or otherwise displayed on or in connection with the MATERIAL without Buyer's prior written approval.

The manner in which such Insignia will be affixed must be approved in writing by Buyer. Seller agrees to remove all Insignia from MATERIAL rejected or not purchased by Buyer prior to any sale, use or disposition thereof by Seller. Seller further agrees to defend, indemnify and hold Buyer harmless from and against any claim, loss, damage or expense (including attorneys' fees and court costs) arising out of Seller's failure to do so.

                             PROPRIETARY INFORMATION
    THE INFORMATION CONTAINED HEREIN IS NOT FOR USE OR DISCLOSURE OUTSIDE SOUTHWESTERN BELL TELEPHONE COMPANY, PACIFIC BELL OR THEIR AFFILIATED AND SUBSIDIARY COMPANIES EXCEPT UNDER WRITTEN AGREEMENT BY THE CONTRACTING
                                    COMPANY.

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                              TERMS AND CONDITIONS

This clause will in no way alter or modify Seller's obligations under the clause entitled "USE OF INFORMATION".

                         INSTALLATION/CUTOVER ASSISTANCE

If requested by Buyer, Seller and/or its OEM supplier agrees to make available at the installation site, without charge, a field engineer to render installation and cutover assistance as required by Buyer for the initial installation/cutover in each of Buyer's operating areas.

                                    INSURANCE

1. With respect to performance hereunder, and in addition to Seller's and/or its OEM supplier's obligation to indemnify, Seller agrees to maintain, at all times during the term of this Agreement, the following minimum insurance coverages and limits and any additional insurance and/or bonds required by law:

     a. Workers' Compensation insurance with benefits afforded under the laws of the state in which the Services are to be performed and Employers Liability insurance with minimum limits of $100,000 for Bodily Injury-each accident, $500,000 for Bodily Injury by disease-policy limits and $100,000 for Bodily Injury by disease-each employee.

     b.   Commercial General Liability insurance with minimum limits of:
          $2,000,000 General Aggregate limit; $1,000,000 each occurrence sub-limit for all bodily injury or property damage incurred in any one occurrence; $1,000,000 each occurrence sub-limit for Personal Injury and Advertising; $2,000,000 Products/Completed Operations Aggregate limit, with a $1,000,000 each occurrence sub-limit for Products/Completed Operations. Fire Legal Liability sub-limits of $300,000 are required for lease agreements.

     SBC will be named as an Additional Insured on the Commercial General Liability policy.

     c. If use of a motor vehicle is required, Automobile Liability insurance with minimum limits of $1,000,000 combined single limits per occurrence for bodily injury and property damage, which coverage shall extend to all owned, hired and non-owed vehicles.

SBC requires that companies affording insurance coverage have a B+ VII or better rating, as rated in the A.M. Best Key rating Guide for Property and Casualty Insurance Companies.

2. A certificate of insurance stating the types of insurance and policy limits provided the Seller must be received prior to commencement of any work. If a certificate is not received, Seller hereby authorizes Buyer, and Buyer may, but is not required to, obtain insurance on behalf

                             PROPRIETARY INFORMATION
    THE INFORMATION CONTAINED HEREIN IS NOT FOR USE OR DISCLOSURE OUTSIDE SOUTHWESTERN BELL TELEPHONE COMPANY, PACIFIC BELL OR THEIR AFFILIATED AND SUBSIDIARY COMPANIES EXCEPT UNDER WRITTEN AGREEMENT BY THE CONTRACTING
                                    COMPANY.

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                              TERMS AND CONDITIONS

of Seller as specified herein. Buyer will either invoice Seller for the costs incurred to so acquire insurance or will reduce by an applicable amount any amount owed to Seller.

3. The cancellation clause on the certificate of insurance will be amended to read as follows:

     "SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELED OR MATERIALLY CHANGED, THE ISSUING COMPANY WILL MAIL 30 DAYS WRITTEN NOTICE TO THE CERTIFICATE HOLDER."

The Seller shall also require all subcontractors who may enter upon the work site to maintain the same insurance requirements listed above. Additional insurance responsibilities and obligations of OEM's are contained in Exhibit C attached hereto and incorporated herein by this reference.

                                    LIABILITY

1. Seller and/or its OEM supplier shall indemnify, defend and hold harmless Buyer (including its agents, employees, officers, and directors) from and against any and all liability, loss, damage, court cost, attorneys' fees or other expense of any kind which arises out of any claim, demand, suit for damages, injunction or other relief, on account of (a) injury to or death of any person, (b) damage to any property, including theft , (c) public charges and penalties, or (d) any lien, caused by, resulting from or attributable to the Materials or Services or the acts or omissions of the Seller (including any of its employees, agents, or subcontractors but excepting the active negligence or willful misconduct solely of Buyer or its employees) in furnishing the Materials or Services hereunder. This indemnity shall survive the delivery, inspection and acceptance of the Materials or Services hereunder.

2. Seller agrees to defend Buyer, at no cost or expense to Buyer, against any such liability, claim, demand, suit or legal proceeding. Buyer agrees to notify Seller within a reasonable time of any written claims or demands against Buyer for which Seller is responsible under this clause.

3. Seller agrees not to implead or bring any action against Buyer or Buyer's employees based on any claim by any person for personal injury or death that occurs in the course or scope of employment of such person by Seller and that arises out of the Material or Services furnished under this Agreement.

                                    LICENSES

No licenses, express or implied, under any patents are granted by Buyer to Seller under this Agreement.

                             PROPRIETARY INFORMATION
    THE INFORMATION CONTAINED HEREIN IS NOT FOR USE OR DISCLOSURE OUTSIDE SOUTHWESTERN BELL TELEPHONE COMPANY, PACIFIC BELL OR THEIR AFFILIATED AND SUBSIDIARY COMPANIES EXCEPT UNDER WRITTEN AGREEMENT BY THE CONTRACTING
                                    COMPANY.

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                              TERMS AND CONDITIONS

                                   LICENSE FEE

Except as otherwise specified in the applicable Order, the license fee for Standard Software is included in the purchase price of the Material.

                                  LICENSE TERM

The perpetual license or license term shall commence on the date when Buyer accepts the Software. Unless the Order is sooner Canceled or Terminated as provided herein, a license shall continue for the initial license term specified in the applicable Order and thereafter as renewed until the Order is Canceled or Terminated as provided herein.

                             LIMITATION OF LIABILITY

SBC will not be liable for consequential, incidental, special, or punitive damages, or for loss of revenue or profit in connection with the performance or failure to perform this Agreement regardless whether such liability arises from breach of contract, tort, or any other theory of liability.

                              MATERIAL RELIABILITY

Seller and/or its OEM supplier commits to test all Material, including Original Equipment Manufacture (OEM) Material prior to release to Buyer. Such testing shall include complete regression and interaction testing of all Software and patches. Seller commits to release Material without any critical or major issues/faults. Material reliability is demonstrated through zero quality alerts and requests for material disposition.

                                  MODIFICATION

a) Buyer shall have the absolute right to make any alterations, variations, modifications, additions or improvements to the source code for Software licensed hereunder at its own risk and expense or Agreement with third parties for such modifications and such modifications by third parties shall be subject to the nondisclosure provisions of this Agreement. The conditions and charges, if any, for Seller support of such modifications shall be subject to agreement between Buyer and Seller.

Any unmodified portion of such modified Software shall be subject to the same conditions and limitations to have been designated herein for original Software and Documentation. Title to any such addition or modifications shall remain with Buyer.

b) Buyer may merge the Software with other computer programs to generate a shared program library. After Cancellation or Termination of the license for the Software, such Software shall be removed from such shared program library and shall be destroyed.

                             PROPRIETARY INFORMATION
    THE INFORMATION CONTAINED HEREIN IS NOT FOR USE OR DISCLOSURE OUTSIDE SOUTHWESTERN BELL TELEPHONE COMPANY, PACIFIC BELL OR THEIR AFFILIATED AND SUBSIDIARY COMPANIES EXCEPT UNDER WRITTEN AGREEMENT BY THE CONTRACTING
                                    COMPANY.

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                              TERMS AND CONDITIONS

c) Any Software modification made by Seller at the request and expense of Buyer shall be governed by the provisions of a separate custom software development agreement between the parties.

                  MBE/WBE-DVBE PARTICIPATION PLANS AND REPORTS

Seller commits to goals for the participation of M/WBE and DVBE firms (as defined in the Section entitled "MBE/WBE/DVBE Cancellation Clause) as follows:
15% annual MBE participation; 5% annual WBE participation; and 1.5% annual DVBE participation. These goals apply to all annual expenditures by any entity pursuant to this Agreement with Seller.

Attached hereto and incorporated herein as Exhibit A1 is Seller's completed Participation Plan outlining its M/WBE-DVBE goals and specific and detailed plans to achieve those goals. Seller will submit an updated Participation Plan annually by the first week in January. Seller will submit M/WBE-DVBE Results Reports quarterly by the end of the first week following the close of each quarter, using the form attached hereto and incorporated herein as Exhibit B1. Participation Plans and Results Reports will be submitted to the Prime Supplier Results Manager.

         MBE/WBE/DVBE CANCELLATION CLAUSE

     a. Seller agrees that falsification or misrepresentation of, or failure to report a disqualifying change in, the MBE/WBE/DVBE status of Seller or any subcontractor utilized by Seller; or Seller's failure to comply in good faith with any MBE/WBE/DVBE utilization goals established by Seller; or Seller's failure to cooperate in any investigation conducted by SBC, or by SBC's agent, to determine Seller's compliance with this section, will constitute a material breach of this Agreement. In the event of any such breach, SBC may, at its option, cancel ("Cancel") this Agreement upon 20 days notice. Seller acknowledges and agrees that SBC's right to Cancel is absolute and unconditional, and SBC shall not be subject to liability, nor shall Seller have any right to suit for damages as a result of such cancellation.

     b. For purchases under this Agreement by Pacific Bell, Pacific Bell Directory, Pacific Bell Mobile Services, Pacific Bell Information Services, Pacific Bell Communications, and any other entity operating principally in California (collectively "California Affiliates"), Minority and Women Business Enterprises (MBEs/WBEs) are defined as businesses which satisfy the requirements of paragraph c. below and are certified as MBEs/WBEs by the California Public Utilities Commission Clearinghouse ("CPUC-certified").

     For purchases under this Agreement by any entity that is not a California Affiliate, MBEs/WBEs are defined as businesses which satisfy the requirements of paragraph c. below and are either CPUC-certified or are certified as MBEs/VBEs by a certifying agency recognized by SBC.

                             PROPRIETARY INFORMATION
    THE INFORMATION CONTAINED HEREIN IS NOT FOR USE OR DISCLOSURE OUTSIDE SOUTHWESTERN BELL TELEPHONE COMPANY, PACIFIC BELL OR THEIR AFFILIATED AND SUBSIDIARY COMPANIES EXCEPT UNDER WRITTEN AGREEMENT BY THE CONTRACTING
                                    COMPANY.

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                              TERMS AND CONDITIONS

     c. MBEs/WBEs must be at least 51% owned by a minority individual or group or by one or more women (for publicly-held businesses, at least 51% of the stock must be owned by one or more of those individuals), and the MBEs/WBEs' management and daily business operations must be controlled by one or more of those individuals, and these individuals must be either U.S. citizens or legal aliens with permanent residence status. For the purpose of this definition, minority group members include male or female Asian Americans, Black Americans, Filipino Americans, Hispanic Americans, Native Americans (i.e., American Indians, Eskimos, Aleuts and Native Hawaiians), Polynesian Americans, and multi-ethnic (i.e., any combination of MBEs and WBEs where no one specific group has a 51% ownership and control of the business, but when aggregated, the ownership and control combination meets or exceeds the 51% rule). "Control" in this context means exercising the power to make policy decisions. "Operate" in this context means actively involved in the day-to-day management of the business and not merely acting as officers or directors.

d. For purchases under this Agreement by California Affiliates, Disabled Veteran Business Enterprises (DVBEs) are defined as business concerns that satisfy the requirements of paragraph e. below and are certified as DVBEs by the California State Office of Small and Minority Business (OSMB). The DVBE must be a resident of the State of California, and must satisfy the requirements of paragraph e. below.

     For purchases under this Agreement by any entity that is not a California Affiliate, DVBEs are defined as any business concern that satisfies the requirements of paragraph e. below and is either a defined DVBE for purchases by California Affiliates, or is certified as a DVBE by a certifying agency recognized by SBC.

     e. The DVBE must be (1) a sole proprietorship at least 51% owned by one or more disabled veterans; or (2) a publicly-owned business in which at least 51% of the stock is owned by one or more disabled veterans; or (3) a subsidiary which is wholly owned by a parent corporation, but only if at least 51% of the voting stock of the parent corporation is owned by one or more disabled veterans; or (4) a joint venture in which at least 51% of the joint venture's management and control and earnings are held by one or more disabled veterans. In each case, the management and control of the daily business operations must be by one or more disabled veterans. A disabled veteran is a veteran of the military, naval or air service of the United States with a service-connected disability. "Management and control" in this context means exercising the power to make policy decisions and actively involved in the day-to-day management of the business and not merely acting as officers or directors.

                           NON-EXCLUSIVE MARKET RIGHTS

It is expressly understood and agreed that this Agreement does not grant Seller an exclusive privilege to provide to Buyer any or all Material and Services of the type described in this Agreement nor requires the purchase of any products or services from Seller by Buyer. It is,

                             PROPRIETARY INFORMATION
    THE INFORMATION CONTAINED HEREIN IS NOT FOR USE OR DISCLOSURE OUTSIDE SOUTHWESTERN BELL TELEPHONE COMPANY, PACIFIC BELL OR THEIR AFFILIATED AND SUBSIDIARY COMPANIES EXCEPT UNDER WRITTEN AGREEMENT BY THE CONTRACTING
                                    COMPANY.

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                              TERMS AND CONDITIONS

therefore, understood that Buyer may Contract with other manufactures and suppliers for the procurement or trial of comparable products and services and that Buyer may itself perform the Services described herein.

                                   NON-WAIVER

No course of dealing or failure of either party to strictly enforce any term, right or condition of this Agreement will be construed as a waiver of such term, right or condition. The waiver by Buyer in one instance of any default of Seller hereunder will not be deemed a waiver of any other default of Seller. The express provision herein for certain rights and remedies of Buyer are in addition to any other legal and equitable rights and remedies to which Buyer would otherwise be entitled.

                                     NOTICES

Except as otherwise provided in this Agreement, or applicable Order, all notices or other communications hereunder shall be deemed to have been duly given when made in writing and either 1) delivered in person, 2) delivered to an agent, such as an overnight or similar delivery service, or 3) deposited in the United States Mail, postage prepaid, or 4) facsimile transmission, and addressed as follows:

To:   (World Wide Technology, Inc.)                To:      (Affiliate Name)
      (127 Weldon Parkway)                         (Affiliate street address)
      (St.  Louis, Missouri 63043-3101)            (Affiliate city, state, Zip)
      Attn.: Mark Catalano (314) 919-1501

                                                   (Attn:____________________

To:   (Southwestern Bell Telephone Company)
      (530 McCullough rm.  2-MO2)
      (San Antonio, Texas 78215)
      Attn.: Tony Riojas (210) 886-3370

The address to which notices or communications may be given by either party may be changed by written notice given by such party to the other pursuant to this paragraph entitled "Notices".

                              ORDER ACKNOWLEDGMENT

a. Seller agrees to send to Buyer's Local Purchasing Organization ("LPO") identified on the Order two (2) copies of an Acknowledgment for all Material to be furnished hereunder at least thirty (30) days prior to the scheduled shipment date thereof. Such Acknowledgment will identify:

                             PROPRIETARY INFORMATION
    THE INFORMATION CONTAINED HEREIN IS NOT FOR USE OR DISCLOSURE OUTSIDE SOUTHWESTERN BELL TELEPHONE COMPANY, PACIFIC BELL OR THEIR AFFILIATED AND SUBSIDIARY COMPANIES EXCEPT UNDER WRITTEN AGREEMENT BY THE CONTRACTING
                                    COMPANY.

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                    [SOUTHWESTERN BELL TELEPHONE LETTERHEAD]

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                              TERMS AND CONDITIONS

     1) All Material to be provided with the appropriate Continuing Property Record ("CPR") number thereof.

     2) All non-hardwired Material (plug-ins) listed thereon with the Common Language Equipment Identifier ("CLEI") coding, item number, unit description, unit quantity and price.

b. All hardwired equipment, plug-ins, tools and test sets contained in kits or assemblies must be listed separately with appropriate CPR numbers and/or CLEI codes, unit quantities and unit prices. The only items in kits and assemblies that do not need to be listed separately are miscellaneous minor items not coded by Bellcore. The unit description, CPR number and CLEI code must exit in Bellcore's National Property Record Catalog ("NPRC') and Equipment Catalog System ("ECS") data bases, and the item numbers and descriptions on Seller's invoices must match the item numbers and description on the acknowledgment.

                              PLANT AND WORK RULES

Each party's employees and agents will, while on the premises of the other or at any other location while performing SERVICES under this agreement for SWBT, comply with all plant rules and regulations, including, but not limited to, the section of SBC Communications' "Code of Business Conduct," a copy of which is available upon request, which prohibits the possession of any weapon or implement which might be used as a weapon on SWBT properties. In addition, the parties agree that, where required by government regulations, it will submit satisfactory clearance from the U.S. Department of Defense and/or other federal authorities concerned.

                                    PUBLICITY

Seller agrees not to advertise, or otherwise make known to others, any information regarding this Agreement. Seller further agrees not to use in any advertising or sales promotion, press releases or other publicity matters any endorsements, direct or indirect quotes, or pictures implying endorsement by Buyer or any of its employees without Buyer's prior written approval. Seller will submit to Buyer for written approval, prior to publication, all publicity matters that mention or display Buyer's name and/or marks or contain language from which a connection to said name and/or marks may be inferred or implied.

                                 PURCHASE ORDERS

a. Purchase Orders submitted by Buyer against this Agreement will be placed on Buyer's Purchase Order form, a copy of which is attached thereto as Exhibit B, and by this reference made a part hereof. The typed or written provisions on Buyer's Orders will be incorporated into

                             PROPRIETARY INFORMATION
    THE INFORMATION CONTAINED HEREIN IS NOT FOR USE OR DISCLOSURE OUTSIDE SOUTHWESTERN BELL TELEPHONE COMPANY, PACIFIC BELL OR THEIR AFFILIATED AND SUBSIDIARY COMPANIES EXCEPT UNDER WRITTEN AGREEMENT BY THE CONTRACTING
                                    COMPANY.

                    [SOUTHWESTERN BELL TELEPHONE LETTERHEAD]

                                                             AGREEMENT #98005906

                              TERMS AND CONDITIONS

this Agreement, but printed provisions on the reverse side thereof will be deemed deleted. Such Orders will specify:

     1) A description of the Material, including any numerical/alphabetical identification referenced in the price list attached hereto (Exhibit
          B). 2) The requested delivery date. 3) The applicable price(s). 4) The location to which the Material is to be shipped. 5) The location to which invoices are to be rendered for payment. 6) Buyer's Order number.

b. Orders will be deemed accepted by Seller unless written notice to the contrary is received by Buyer within thirty (30) days from Seller's receipt thereof. Such notice will be given to Buyer in care of the address indicated on the acknowledgment copy of the Order.

c. Inquiries relating to Orders, information requests, etc. should be directed as indicted in the subordinate contracts.

                                QUALITY ASSURANCE

1. Seller and/or its OEM supplier represents and warrants that it is registered to ANSI/ASQC Q9001 or Q9002 (1994).

2. Seller and/or its OEM supplier hereby agrees that HARDWARE and/or SOFTWARE furnished hereunder by Seller has undergone or has been subject to: a.) Seller's quality control activities and procedures, including any performance measurements, testing, quality process reviews or inspections to implement such procedures; and b.) Will meet the following requirements of the Bellcore documents and subsequent issues thereof listed below:

          o    TR-NWT-000179 - "Quality System Generic Requirements for
               Software"

          o GR-282-CORE - "Software Reliability and Quality Acceptance Criteria (SRQAC)"

          o GR-929-CORE - "Reliability and Quality Measurements for Telecommunications Systems (RQMS)"

          o    GR- 1252-CORE - "Quality System Generic Requirements for
               Hardware"

          o    GR-1315-CORE - "In-Process Quality Metrics Generic Requirements
               (IPQM)"

          o    TR-NWT-001359 - "Supplier Data Basic Generic Requirements"

                             PROPRIETARY INFORMATION
    THE INFORMATION CONTAINED HEREIN IS NOT FOR USE OR DISCLOSURE OUTSIDE SOUTHWESTERN BELL TELEPHONE COMPANY, PACIFIC BELL OR THEIR AFFILIATED AND SUBSIDIARY COMPANIES EXCEPT UNDER WRITTEN AGREEMENT BY THE CONTRACTING
                                    COMPANY.

                    [SOUTHWESTERN BELL TELEPHONE LETTERHEAD]

                                                             AGREEMENT #98005906

                              TERMS AND CONDITIONS

               Note: Bellcore documents may be obtained by contacting Bellcore at: Bellcore, 8 Corporate Place, Room 3A 184, Piscataway, NJ 08854, or by calling: (800) 521-2673 or (908) 699-5800.

     c. Quality Assurance Examination and/or Process Surveillance by Buyer or its representative ("Buyer's Agent"). Such Quality Assurance Examination and/or Process Surveillance may be conducted in accordance with the most current issue of Quality Program Specification ("QPS") No. 88.010, Surveillance Program for Software-General, a copy of which is attached hereto as Exhibit D, and by this reference made a part hereof.

3.   Seller further agrees that it will at no additional charge:

     a. Notify Buyer or Buyer's Agent when HARDWARE and/or SOFTWARE is ready for examination and give Buyer or Buyer's Agent reasonable opportunity to examine same at any time prior to the scheduled shipment date thereof.

     b. Provide Buyer or Buyer's Agent with copies of Seller's Quality Manual, current inspection procedures and product specifications for the HARDWARE and/or SOFTWARE furnished hereunder.

     c. Maintain and make available to Buyer or Buyer's Agent the data including all information and reports about Seller's quality control procedures which demonstrate that the HARDWARE and/or SOFTWARE meets the specified quality and reliability requirements.

     d. Provide Buyer or Buyer's Agent, at no charge, with access to Seller's test equipment, facilities, data and specifications, assistance from Seller's personnel and sufficient working space to enable Buyer or Buyer's Agent to perform said Quality Assurance Examination and/or Process Surveillance and/or a review of Seller's total quality program at Seller's facilities.

     e. As reasonably requested by Buyer, Supplier shall support SBC Communications, Inc. on-going Supplier Quality Programs at a minimum of but not limited to the following:

          (1)  Quality Partner Program (QPP)

          QPP is an ongoing Assessment, Feedback, and Recognition Program. The Supplier submits a completed copy of the QPP Application and Self-Assessment to their Agreement Manager for initial evaluation and rating, and then supplies an annual update and progress report to Buyer, by a date to be agree upon by Buyer and Seller.



                             PROPRIETARY INFORMATION
    THE INFORMATION CONTAINED HEREIN IS NOT FOR USE OR DISCLOSURE OUTSIDE SOUTHWESTERN BELL TELEPHONE COMPANY, PACIFIC BELL OR THEIR AFFILIATED AND SUBSIDIARY COMPANIES EXCEPT UNDER WRITTEN AGREEMENT BY THE CONTRACTING
                                    COMPANY.

                    [SOUTHWESTERN BELL TELEPHONE LETTERHEAD]

                                                             AGREEMENT #98005906

                              TERMS AND CONDITIONS

          (2)  Supplier Performance Feedback Process (Report Cards)

          This process provides for the periodic measurement of the Supplier's performance in relation to HARDWARE/SOFTWARE and/or Service Quality, Cost Effectiveness, On-Time Delivery, and Support Satisfaction.

          (3)  Joint Quality Initiatives (JQI)

               The purpose of the JQI program is to establish partnering arrangements with Buyer's Suppliers in order to identify quality improvement opportunities that result in documented savings. The details of the JQI, amount of savings, and the time required to achieve the proposed savings is a matter to be determined between Buyer and the Supplier. Specifically the proposed JQI shall identify the particular process targeted for savings, the expected savings resulting from the JQI, the time required to achieve the desired savings, and a detailed implementation plan. Additionally, key contacts should be identified for each JQI and detailed status reports should be provided to the designated Agreement Manager at the Buyer on no less than a monthly basis. If requested, the supplier shall provide in writing at least one JQI to their Agreement Manager. The proposed JQI shall include the particular elements outlined in the paragraph immediately above.

4. Nothing contained herein will diminish Seller's obligation to deliver defect-free material which meets Specifications nor affect Buyer's rights hereunder, under any warranty, or under other provisions of this Agreement. The purchase of any HARDWARE/SOFTWARE hereunder is subject to Buyer's inspection and acceptance after delivery thereof.

                               RECORDS AND AUDITS

Seller agrees that it will:

a) Maintain complete and accurate records of all amounts billable to and payments made by Buyer hereunder in accordance with generally accepted accounting principles and practices, uniformly and consistently applied in a format that will permit audit; b) Retain such records and reasonable billing detail for a period of three (3) years from the date of final payment for Materials and Services; c) Provide reasonable supporting documentation to Buyer concerning any disputed invoice amount within thirty
     (30) calendar days after receipt of written notification of such dispute; and d) Permit Buyer and its authorized representatives to inspect and audit during normal business hours the charges invoiced to Buyer. Should Buyer request an audit, Seller will make available any pertinent records and files to Buyer during normal business hours.


                             PROPRIETARY INFORMATION
    THE INFORMATION CONTAINED HEREIN IS NOT FOR USE OR DISCLOSURE OUTSIDE SOUTHWESTERN BELL TELEPHONE COMPANY, PACIFIC BELL OR THEIR AFFILIATED AND SUBSIDIARY COMPANIES EXCEPT UNDER WRITTEN AGREEMENT BY THE CONTRACTING
                                    COMPANY.

                    [SOUTHWESTERN BELL TELEPHONE LETTERHEAD]

                                                             AGREEMENT #98005906

                              TERMS AND CONDITIONS

                                  REGISTRATION

When Material furnished under this Agreement is subject to Part 68 of the Federal Communications Commission's Rules and Regulations ("FCC Rules and Regulations") as may from time to time be amended, Seller and/or its OEM supplier warrants that such Material is registered under and complies with Part 68 of such FCC Rules and Regulations including, but not limited to, all labeling and customer instruction requirements. Seller agrees to indemnify and hold Buyer harmless from and against any liability, claims or demands (including costs of defense and attorneys' fees) that may be made because of Seller's noncompliance with Part 68 of the FCC Rules and Regulations. Seller agrees, at its expense, to defend Buyer, at Buyer's request, against such liability, claim or demand, provided, however, that Seller shall (1) keep Buyer fully informed as to the progress of such defense, and (2) afford Buyer, at its own expense, an opportunity to participate on an equal basis with Seller in such defense.

                                  RELEASES VOID

Neither party will require waivers or releases of any personal rights from representatives of the other in connection with visits to each other's respective premises, and no such releases or waivers will be pleaded by Seller, Buyer or third persons in any action or proceeding.

                                  SEVERABILITY

If any provision or any part of provision of this Agreement shall be invalid or unenforceable, such invalidity or non-enforceability shall not invalidate or render unenforceable any other portion of this Agreement. The entire Agreement will be construed as if it did not contain the particular invalid or unenforceable provision(s) and the rights and obligations of the Seller and Buyer will be construed and enforced accordingly.

                              SOFTWARE RISK OF LOSS

a) If Software is lost, damaged or made invalid during shipment prior to Acceptance, or if it is lost or damaged at any time due to the negligence or willful misconduct of Seller or its Contractors or agents, Seller shall promptly replace it at no additional charge to Buyer.

b) Except as otherwise provided in Section a), above, if the Software is lost or damaged at any time while in possession of Buyer after acceptance, Seller shall promptly replace it and Buyer shall pay only the cost of reproduction and shipment or delivery.

                             SURVIVAL OF OBLIGATIONS

Seller's and/or its OEM supplier's obligations under this Agreement which by their nature would continue beyond the termination, cancellation or expiration hereof, including, by way of illustration only and not limitation, those in the clauses entitled "COMPLIANCE WITH



                             PROPRIETARY INFORMATION
    THE INFORMATION CONTAINED HEREIN IS NOT FOR USE OR DISCLOSURE OUTSIDE SOUTHWESTERN BELL TELEPHONE COMPANY, PACIFIC BELL OR THEIR AFFILIATED AND SUBSIDIARY COMPANIES EXCEPT UNDER WRITTEN AGREEMENT BY THE CONTRACTING
                                    COMPANY.

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                    [SOUTHWESTERN BELL TELEPHONE LETTERHEAD]

                                                             AGREEMENT #98005906

                              TERMS AND CONDITIONS

LAWS", "INFRINGEMENT", "LIABILITY", "PUBLICITY", "RELEASES VOID",
"SEVERABILITY", "USE OF INFORMATION" and "WARRANTY", will survive the termination, cancellation or expiration of this Agreement.

                                      TAXES

1. Seller will invoice Buyer the amount of any federal excise taxes or state or local sales taxes imposed upon the sale of Material as separate items, if applicable, listing the taxing jurisdiction imposing the tax. Installation or labor charges must be separately stated. Buyer agrees to pay all applicable taxes to Seller which are stated on and at the time the Material invoice is submitted by Seller. Seller agrees to remit taxes to the appropriate taxing authorities.

2. Seller agrees to pay, and to hold Buyer harmless from and against, any penalty, interest, additional tax or other charge that may be levied or assessed as a result of the delay or failure of Seller, for any reason, to pay any tax or file any return or information required by law, rule or regulation or by this Agreement to be paid or filed by Seller. Seller agrees to pay and to hold Buyer harmless from and against any penalty or sanction assessed as a result of Seller doing business with any country subject to U.S. trade restrictions.

3. Upon Buyer's request, the parties shall consult with respect to the basis and rates upon which Seller shall pay any taxes for which Buyer is obligated to reimburse Seller under this Agreement. If Buyer determines that in its opinion any such taxes are not payable or should be paid on a basis less than the full price or at rates less than the full tax rate, Seller shall make payment in accordance with such determinations. If collection is sought by the taxing authority for a greater amount of taxes than that so determined by Buyer, Seller shall promptly notify Buyer. If Buyer desires to contest such collection, Buyer shall promptly notify Seller. If Buyer determines that in its opinion it has reimbursed Seller for sales or use taxes in excess of the amount which Buyer is obligated to reimburse Seller, Buyer and Seller shall consult to determine the appropriate method of recovery of such excess reimbursements. Seller shall credit any excess reimbursements against tax reimbursements or other payments due from Buyer if and to the extent Seller can make corresponding adjustments to its payments to the relevant tax authority. At Buyer's request, Seller shall timely file any claims for refund and any other documents required to recover any other excess reimbursements, and shall promptly remit to Buyer all such refunds (and interest) received.

4. If any taxing authority advises Seller that it intends to audit Seller with respect to any taxes for which Buyer is obligated to reimburse Seller under this agreement, Seller shall (1) promptly so notify Buyer, (2) afford Buyer an opportunity to participate on an equal basis with Seller in such audit with respect to such taxes and (3) keep Buyer fully informed as to the progress of such audit. Each party shall bear its own expenses with respect to any such audit, and the responsibility for any additional tax, penalty or interest resulting from such audit shall be determined in accordance with the applicable provisions of this Section. Seller's failure to


                             PROPRIETARY INFORMATION
    THE INFORMATION CONTAINED HEREIN IS NOT FOR USE OR DISCLOSURE OUTSIDE SOUTHWESTERN BELL TELEPHONE COMPANY, PACIFIC BELL OR THEIR AFFILIATED AND SUBSIDIARY COMPANIES EXCEPT UNDER WRITTEN AGREEMENT BY THE CONTRACTING
                                    COMPANY.

                    [SOUTHWESTERN BELL TELEPHONE LETTERHEAD]

                                                             AGREEMENT #98005906

                              TERMS AND CONDITIONS

comply with the notification requirements of this section shall relieve Buyer of its responsibility to reimburse Seller for taxes only if Seller's failure materially prejudiced Buyer's ability to contest imposition or assessment of those taxes.

                                TECHNICAL SUPPORT

Seller and/or its OEM supplier will provide, at no additional cost, fall and complete technical assistance to Buyer for the Products and Services covered by this Agreement. Buyer will be entitled to ongoing technical support including field service and assistance from Seller at no additional charge; provided however, that the availability or performance of this technical support Service will not be construed as altering or affecting Seller's obligations as set forth in the clause entitled [* Confidential treatment will be requested] or provided elsewhere in this Agreement. Field Service and technical support Services, including emergency (service affecting) will be provided on site twenty-four
(24) hours a day. Seller will deliver to Buyer and keep current an escalation document that includes names, titles and telephone numbers, including after-hours telephone numbers, of Seller personnel responsible for providing technical support Services to Buyer. Seller will maintain a streamlined escalation process to speed resolution of reported problems.

                                   TERMINATION

Buyer may terminate this Agreement or any Order in whole or in part at any time by giving Seller at least thirty (30) days' prior written notice. Upon termination, Buyer agrees to pay Seller all amounts due for MATERIAL provided by Seller under this Agreement up to and including the effective date of termination, which payment will constitute a full and complete discharge of Buyer's obligations to Seller hereunder.

                               TERMS OF AGREEMENT

This Agreement is effective as of the signature date, and, unless terminated or canceled as provided in this Agreement, shall remain in effect so long as both parties find the Agreement mutually benefiting.


                  [* Confidential treatment will be requested]


                             TITLE AND RISK OF LOSS

Title to MATERIAL purchased hereunder will vest in Buyer when the MATERIAL has been delivered and accepted at the F.O.B. point designated by Buyer. If this Agreement calls for additional services such as unloading, installation or the like to be performed after delivery,

                             PROPRIETARY INFORMATION
    THE INFORMATION CONTAINED HEREIN IS NOT FOR USE OR DISCLOSURE OUTSIDE SOUTHWESTERN BELL TELEPHONE COMPANY, PACIFIC BELL OR THEIR AFFILIATED AND SUBSIDIARY COMPANIES EXCEPT UNDER WRITTEN AGREEMENT BY THE CONTRACTING
                                    COMPANY.

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                    [SOUTHWESTERN BELL TELEPHONE LETTERHEAD]

                                                             AGREEMENT #98005906

                              TERMS AND CONDITIONS

Seller will retain risk of loss to the MATERIAL until the additional services have been performed to Buyer's satisfaction.

                                UNIVERSAL DESIGN

Seller and/or its OEM supplier advocates and supports and encourages its suppliers to advocate and support the manufacturing and provision of products which embrace the concept of "universal design". Seller shall use its reasonable efforts to manufacture and provide products, including future versions of Products, to make its products accessible to the widest range of consumers including those with disabilities. Seller agrees to reasonably cooperate with Buyer in addressing disability access issues, including hearing aid interference, that may arise in connection with Buyer's customer's use of Seller's Products furnished hereunder. Specifically Seller agrees:

1. to ensure that its equipment is designed, developed and fabricated to be accessible to and usable by people with disabilities, and

2. to ensure that the service is accessible to and usable to people with disabilities, or

3. to ensure that the equipment or service is compatible with existing peripheral devices or specialized customer premises equipment commonly used by individuals with disabilities to achieve access, if the requirements of subsection 1 and 2 are not readily achievable.

                   * Confidential treatment will be requested









                             PROPRIETARY INFORMATION

    THE INFORMATION CONTAINED HEREIN IS NOT FOR USE OR DISCLOSURE OUTSIDE SOUTHWESTERN BELL TELEPHONE COMPANY, PACIFIC BELL OR THEIR AFFILIATED AND SUBSIDIARY COMPANIES EXCEPT UNDER WRITTEN AGREEMENT BY THE CONTRACTING
                                    COMPANY.

                    [SOUTHWESTERN BELL TELEPHONE LETTERHEAD]

                                                             AGREEMENT #98005906

                              TERMS AND CONDITIONS

     emergency replacement Service shall continue for a period of ten (10) years after the expiration of this Agreement. For Materials not covered under warranty, charges for replacement Material shall be at the current selling price; freight charges shall be borne by Buyer.

                               WORK DONE BY OTHERS

If any part of the Work is dependent upon work done by others, Seller shall inspect and promptly report to Buyer any defect that renders such other work unsuitable for Seller's proper performance. Seller's silence shall constitute approval of such other work as it is fit, proper and suitable for Seller's performance of the Work. Seller shall be entirely responsible for all persons furnished by Seller working in harmony with all others when working on Buyer's premises.

                               YEAR 2000 WARRANTY

1. Seller and/or its OEM supplier warrants that all Software and Firmware, including any third party Software, which is licensed to Buyer hereunder prior to, during, or after the calendar year 2000, includes or will include, by___________, 199_, and at no additional cost to Buyer, year 2000 capability. For the purpose of this license, year 2000 capability means that the Software and Firmware will:

     a. Read, compute, store, process, display and print data involving dates, including single century and multi-century formulas, and will not cause computational, display, storage or other errors resulting from the inability to accurately or correctly handle dates, including Year 2000 and February 29, 2000;

     b. Include the indication of century in all date-related user interface functionality, data fields, and generated code; and

     c. Be interoperable with other software used by Buyer which may deliver records to such Software and Firmware, receive records from such Software and Firmware or interact with such Software and Firmware in the course of processing dates.

2. Acknowledges that Software and Firmware Products licensed by Seller hereunder may require modification in order to correctly process dates for Year 2000 and beyond. In addition, such modifications may be required in order for Seller's Software and Firmware Products to function correctly with Buyer's data and in accordance with the applicable Specifications therefor. Seller agrees to develop and implement such required changes in its Software and Firmware Products licensed hereunder by Buyer in accordance with a schedule to be mutually agreed to between Seller and Buyer, but which, at a minimum, shall provide Buyer with sufficient time to adequately test such modified Software and Firmware prior to mandatory implementation of such modified Software and Firmware


                             PROPRIETARY INFORMATION

    THE INFORMATION CONTAINED HEREIN IS NOT FOR USE OR DISCLOSURE OUTSIDE SOUTHWESTERN BELL TELEPHONE COMPANY, PACIFIC BELL OR THEIR AFFILIATED AND SUBSIDIARY COMPANIES EXCEPT UNDER WRITTEN AGREEMENT BY THE CONTRACTING
                                    COMPANY.

                    [SOUTHWESTERN BELL TELEPHONE LETTERHEAD]

                                                             AGREEMENT #98005906

                              TERMS AND CONDITIONS

Products. Seller agrees that there shall be no additional charges to Buyer for such modifications or the modified Software and Firmware Products.




                             PROPRIETARY INFORMATION

    THE INFORMATION CONTAINED HEREIN IS NOT FOR USE OR DISCLOSURE OUTSIDE SOUTHWESTERN BELL TELEPHONE COMPANY, PACIFIC BELL OR THEIR AFFILIATED AND SUBSIDIARY COMPANIES EXCEPT UNDER WRITTEN AGREEMENT BY THE CONTRACTING
                                    COMPANY.

                    [SOUTHWESTERN BELL TELEPHONE LETTERHEAD]

                                                             AGREEMENT #98005906

                              TERMS AND CONDITIONS


IN WITNESS WHEREOF, Seller and Buyer have executed the Agreement in duplicate counterparts, each of which will be deemed to be an original document as of the signature dates below.

WORLD WIDE TECHNOLOGY, INC.         SOUTHWESTERN BELL OPERATIONS INC.
         (SELLER)                                                      (BUYER)



By:    /s/ Mark J. Catalano           By:      /s/ Sheila Anderson-Tritthart

Name:  Mark J. Catalano               Name:    Sheila Anderson-Tritthart

Title: Director - Telco Bus. Unit     Title:   Director-Sonet & Transp Data Tech

Date:  3/15/99                        Date:    3/9/99




                             PROPRIETARY INFORMATION
    THE INFORMATION CONTAINED HEREIN IS NOT FOR USE OR DISCLOSURE OUTSIDE SOUTHWESTERN BELL TELEPHONE COMPANY, PACIFIC BELL OR THEIR AFFILIATED AND SUBSIDIARY COMPANIES EXCEPT UNDER WRITTEN AGREEMENT BY THE CONTRACTING
                                    COMPANY.

            EXHIBIT A -- EXECUTIVE ORDERS AND ASSOCIATED REGULATIONS

Work under this contract may be subject to the provisions of certain Executive Orders, federal laws, state laws, and associated regulations governing performance of this contract including, but not limited to: Executive Order 11246, Executive Order 11625, Executive Order 11701, and Executive Order 12138,
Section 503 of the Rehabilitation Act of 1973 as amended and the Vietnam Era Veteran's Readjustment Assistance Act of 1974. To the extent that such Executive Orders, federal laws, state laws, and associated regulations apply to the work under this contract, and only to that extent, Contractor agrees to comply with the provisions of all such Executive Orders, federal laws, state laws and associated regulations, as now in force or as may be amended in the future, including, but not limited to the following:

1.   EQUAL EMPLOYMENT OPPORTUNITY DUTIES AND PROVISIONS OF GOVERNMENT
     CONTRACTORS

     In accordance with 41 C.F.R. Section 60-1.4(a), the parties incorporate herein by this reference the regulations and contract clauses required by that section, including but not limited to, Contractor's agreement that it will not discriminate against any employee or applicant for employment because of race, color, religion, sex, or national origin. The Contractor will take affirmative action to ensure that applicants are employed, and that employees are treated during employment, without regard to their race, color, religion, sex, or national origin.

2.   AGREEMENT OF NON SEGREGATED FACILITIES

     In accordance with 41 C.F.R. Section 60-1.8, Contractor agrees that it does not and will not maintain or provide for its employees any facilities segregated on the basis of race, color, religion, sex, or national origin at any of its establishments, and that it does not and will not permit its employees to perform their services at any location, under its control, where such segregated facilities are maintained. The term "facilities" as used herein means waiting rooms, work areas, restaurants and other eating areas, time clocks, restrooms, washrooms, locker rooms and other storage or dressing areas, parking lots, drinking fountains, recreation or entertainment areas, transportation, and housing facilities provided for employees; provided, that separate or single-user restroom and necessary dressing or sleeping areas shall be provided to assure privacy between the sexes.

3.   AGREEMENT OF AFFIRMATIVE ACTION PROGRAM

     Contractor agrees that it has developed and is maintaining an Affirmative Action Plan as required by 41 C.F.R. Section 60-1.4(b).

4.   AGREEMENT OF FILING

     Contractor agrees that it will file, per current instructions, complete and accurate reports on standard Form 100 (EEO-1), or such other forms as may be required under 41 C.F.R. Section 60-1.7(a).

5. AFFIRMATIVE ACTION FOR HANDICAPPED PERSONS AND DISABLED VETERANS, VETERANS OF THE VIETNAM ERA.

     In accordance with 41 C.F.R. Section 60-250.20, and 41 C.F.R. Section 60-741.20, the parties incorporate herein by this reference the regulations and contract clauses required by those provisions to be made a part of government contracts and subcontracts.

6. UTILIZATION OF SMALL, SMALL DISADVANTAGED AND WOMEN-OWNED SMALL BUSINESS CONCERNS

     As prescribed in 48 C.F.R., Ch. 1, 19.708(a):

     (a) It is the policy of the United States that small business concerns, small business concerns owned and controlled by socially and economically disadvantaged individuals and small business concerns owned and controlled by women shall have the maximum practicable opportunity to participate in performing contracts let by any Federal agency, including contracts and sub-contracts for systems, assemblies, components, and related services for major systems. It is further the policy of the United States that its prime contractors establish procedures to ensure the timely payment amounts due pursuant

                                                          EXHIBIT A, Page 2 of 2

to the terms of the subcontracts with small business concerns, small business concerns owned and controlled by socially and economically disadvantaged individuals and small business concerns owned and controlled by women.

     (b) The Contractor hereby agrees to carry out this policy in the awarding of subcontracts to the fullest extent consistent with efficient contract performance. The Contractor further agrees to cooperate in any studies or surveys as may be conducted by the United States Small Business Administration or the awarding agency of the United States as may be necessary to determine the extent of the Contractor's compliance with this clause.

     (c) As used in this contract, the term small business concern shall mean a small business as defined pursuant to section 3 of the Small Business Act and relevant regulations promulgated pursuant thereto. The term small business concern and owned and controlled by socially and economically disadvantaged individuals shall mean a small business concern which is at least 51 percent unconditionally owned by one or more socially and economically disadvantaged individuals; or, in the case of any publicly owned business, at least 51 percent of the stock of which is unconditionally owned by one or more socially and economically disadvantaged individuals; and (2) whose management and daily business operations are controlled by one or more such individuals. This term also means small business concern that is at least 51 percent unconditionally owned by an economically disadvantaged Indian tribe or Native Hawaiian Organization, or a publicly owned business having at least 51 percent of its stock unconditionally owned by one of these entities which has its management and daily business controlled by members of an economically disadvantaged Indian tribe or Native Hawaiian Organization, and which meets the requirements of 13 CRF part 124. The Contractor shall presume that socially and economically disadvantaged individual include Black Americans, Hispanic Americans, Native Americans, Asian-Pacific Americans, Subcontinent Asian Americans, and other minorities, or any other individual found to be disadvantaged by the Administration pursuant to section 8(a) of the Small business Act. The Contractor shall presume that socially and economically disadvantaged entities also include Indian Tribes and Native Hawaiian Organizations.

     (d) The term "small business concern owned and controlled by women" shall mean a small business concern (i) which is at least 51 percent owned by one or more women, or, in the case of any publicly owned business, at least 51 percent of the stock of which is owned by one or more women, and (ii) whose management and daily business operations are controlled by one or more women; and

     (e) Contractors acting in good faith may rely on written representations by their sub-contractors regarding their status as a small business concern, a small business concern owned and controlled by socially and economically disadvantaged individuals or a small business concern owned and controlled by women.

7. SMALL, SMALL DISADVANTAGED AND WOMEN-OWNED SMALL BUSINESS SUB-CONTRACTING
PLAN.

     The sub-contractor will adopt a plan similar to the plan required by 48 CFR Ch. 1 at 52.219-9.

                                 PRIME SUPPLIER

                         MBE/WBE/DVBE PARTICIPATION PLAN




PRIME SUPPLIER NAME:____________________________________________________________

ADDRESS:________________________________________________________________________

TELEPHONE NUMBER:_______________________________________________________________


DESCRIBE GOODS OR SERVICES BEING PROVIDED UNDER THIS AGREEMENT:

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________


DESCRIBE YOUR M/WBE - DVBE OR SUPPLIER DIVERSITY PROGRAM AND THE PERSONNEL DEDICATED TO THAT PROGRAM.

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________


THE FOLLOWING, TOGETHER WITH ANY ATTACHMENTS IS SUBMITTED AS AN MBE/WBE/DVBE PARTICIPATION PLAN.

1.   GOALS

     A.   WHAT ARE YOUR MBE/WBE/DVBE PARTICIPATION GOALS?

          o    MINORITY BUSINESS ENTERPRISES (MBEs)    ____________%

          o    WOMEN BUSINESS ENTERPRISES (WBEs)       ____________%

          o    DISABLED VETERANS BUSINESS              ____________%
               ENTERPRISES (DVBEs)

     B.   WHAT IS THE ESTIMATED ANNUAL VALUE OF THIS CONTRACT WITH PACIFIC BELL?
          _______________

                                         General Agreement # 98005906 Exhibit A1


          SOUTHWESTERN BELL TELEPHONE COMPANY ("SWBT")?___________ OTHER SBC AFFILIATE? _______________
          Note: Indicate Dollar Award(s) as it applies to this contract (i.e., Pacific Bell, SWBT and/or affiliate).

     C.   WHAT ARE THE DOLLAR AMOUNTS OF YOUR PROJECTED MBE/WBE/DVBE PURCHASES?

          o    MINORITY BUSINESS ENTERPRISES (MBEs)         _______________

          o    WOMEN BUSINESS ENTERPRISES (WBEs)            _______________

          o    DISABLED VETERANS BUSINESS                   _______________
               ENTERPRISES (DVBEs)

*SEE MBE/WBE/DVBE CANCELLATION CLAUSE IN AGREEMENT FOR DEFINITIONS OF MBE, WBE, AND DVBE*

2. LIST THE PRINCIPAL GOODS AND/OR SERVICES TO BE SUBCONTRACTED TO MBE/WBE/DVBEs OR DELIVERED THROUGH MBE/WBE/DVBE VALUE ADDED RESELLERS.


________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________





                    DETAILED PLAN FOR USE OF M/WBEs-DVBEs AS
               SUBCONTRACTORS, DISTRIBUTORS, VALUE ADDED RESELLERS

For every product and service you intend to use, provide the following information:
(Attach additional sheets if necessary)


------------------------- ---------------------- ----------------------- ---------------------- ----------------------
      COMPANY NAME           CLASSIFICATION       PRODUCTS/SERVICES TO          $ VALUE             DATE TO BEGIN
                             (MBE/WBE/DVBE)           BE PROVIDED
------------------------- ---------------------- ----------------------- ---------------------- ----------------------

------------------------- ---------------------- ----------------------- ---------------------- ----------------------

------------------------- ---------------------- ----------------------- ---------------------- ----------------------

------------------------- ---------------------- ----------------------- ---------------------- ----------------------

------------------------- ---------------------- ----------------------- ---------------------- ----------------------

------------------------- ---------------------- ----------------------- ---------------------- ----------------------

------------------------- ---------------------- ----------------------- ---------------------- ----------------------

------------------------- ---------------------- ----------------------- ---------------------- ----------------------

------------------------- ---------------------- ----------------------- ---------------------- ----------------------

------------------------- ---------------------- ----------------------- ---------------------- ----------------------

                                          General Agreement #98005906 Exhibit A1

------------------------- ---------------------- ----------------------- ---------------------- ----------------------

------------------------- ---------------------- ----------------------- ---------------------- ----------------------

------------------------- ---------------------- ----------------------- ---------------------- ----------------------

------------------------- ---------------------- ----------------------- ---------------------- ----------------------

------------------------- ---------------------- ----------------------- ---------------------- ----------------------

------------------------- ---------------------- ----------------------- ---------------------- ----------------------

------------------------- ---------------------- ----------------------- ---------------------- ----------------------

------------------------- ---------------------- ----------------------- ---------------------- ----------------------

------------------------- ---------------------- ----------------------- ---------------------- ----------------------

------------------------- ---------------------- ----------------------- ---------------------- ----------------------

------------------------- ---------------------- ----------------------- ---------------------- ----------------------


3. SELLER AGREES THAT IT WILL MAINTAIN ALL NECESSARY DOCUMENTS AND RECORDS TO SUPPORT ITS EFFORTS TO ACHIEVE ITS MBE/WBE/DVBE PARTICIPATION GOAL(S). SELLER ALSO ACKNOWLEDGES THE FACT THAT IT IS RESPONSIBLE FOR IDENTIFYING, SOLICITING AND QUALIFYING MBE/WBE/DVBE SUBCONTRACTORS, DISTRIBUTORS AND VALUE ADDED RESELLERS.

4. THE FOLLOWING INDIVIDUAL, ACTING IN THE CAPACITY OF MBE/WBE/DVBE COORDINATOR FOR SELLER, WILL:

     o    ADMINISTER THE MBE/WBE/DVBE PARTICIPATION PLAN,

     o    SUBMIT SUMMARY REPORTS, AND

     o COOPERATE IN ANY STUDIES OR SURVEYS AS MAY BE REQUIRED IN ORDER TO DETERMINE THE EXTENT OF COMPLIANCE BY THE SELLER WITH THE PARTICIPATION PLAN.

     NAME: (PRINTED)____________________________________________________________

     TITLE:_____________________________________________________________________

     TELEPHONE NUMBER:__________________________________________________________

     AUTHORIZED SIGNATURE:______________________________________________________

     DATE:______________________________________________________________________

                               SBC - PACIFIC BELL

                       M/WBE-DVBE QUARTERLY RESULTS REPORT

NOTE: Subcontracting & Value Added Reseller Results should reflect ONLY M/WBE-DVBE dollars directly traceable to PACIFIC BELL purchases DURING THE REPORT QUARTER. If reporting results for Southwestern Bell Telephone Company, complete a separate Exhibit B1.

------------------------------------------------------------------------------------------------------------------------------------
1.   REPORTING COMPANY:                              2. CONTRACT/              3.  REPORT QUARTER:
                                                    WORK ORDER NUMBER:             This report reflects the
Name:__________________________________________                                    utilization of Minority Business
Address:_______________________________________                                    Enterprise/Woman Business
City, State, Zip:______________________________  ___________________               Enterprise/Disabled Veterans
Telephone:_____________________________________     (If available)                 Enterprise participation for
                                                                                   period
                                                                                   ________________________  through
                                                                                   _______________________________
                                                                                    (Please indicate   dates)

------------------------------------------------------------------------------------------------------------------------------------

                         PARTICIPATION GOAL                                               PARTICIPATION ACHIEVEMENT

                                                                      5.                             ACTUAL FOR QUARTER
4.                                                                                                   MBE        WBE      DVBE
                                                                      Subcontracting Dollars     $          $          $
                                                                                                 ---------- ---------- --------
                                    ANNUAL GOAL
                                                                      Value Added Reseller
Percent of Total               MBE        WBE       DVBE              Dollars                    $          $           $
                                                                                                 ---------- ----------- --------
Pacific Bell Purchases              %          %          %
                            ---------- ---------- ----------
                                                                      Total Purchase Dollars     $
                                                                                                 ------------- ----------- -----

                                                                      Percent of Total
                                                                      Purchases                           %          %        %
                                                                                                 ---------- ---------- --------


------------------------------------------------------------------------------------------------------------------------------------


                          VALUE ADDED RESELLER* RESULTS

*Supplier who purchases products/services from an original equipment manufacturer or other prime supplier for resale and provides enhancements or added value to the basic product. (Attach additional sheets if necessary)

                                                                            Ethnic/Gender:                      Total Dollars:
                                                                            -------------                       -------------
6.

Name:____________________________________________________________________   __________________________________  ____________________
Address:____________________________________________________________________________________________________________________________
City, State, Zip:___________________________________________________________________________________________________________________
Telephone:__________________________________________________________________________________________________________________________
Goods or Services:__________________________________________________________________________________________________________________


                                                                            Ethnic/Gender:                      Total Dollars:
                                                                            -------------                       -------------
Name:____________________________________________________________________   _________________________________   ____________________
Address:____________________________________________________________________________________________________________________________
City, State, Zip:___________________________________________________________________________________________________________________
Telephone:__________________________________________________________________________________________________________________________
Goods or Services:__________________________________________________________________________________________________________________